UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
_______________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 23, 2024
_______________
JANONE INC.
(Exact Name of Registrant as Specified in Charter)
_______________

Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: 702-997-5968
(Former Name or Former Address, if Changed Since Last Report)
_______________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JAN	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On February 23, 2024, JanOne Inc. (the “Company”) entered into Unit Purchase Agreements (each, a “Purchase Agreement”) with two otherwise unaffiliated third-party investors (the “Investors”), pursuant to which each Investor agreed to purchase 408,163 units of securities from the Company (the “Units”), at a price per Unit of $0.735, for an aggregate purchase price of $300,000 per investor for an aggregate price of $600,000 (the “Unit Purchases”). Each Unit consists of one share of common stock, par value $0.001 per share, of the Company (“Common Stock”), and one warrant to purchase an additional share of Common Stock (the “Warrant”). The per-Unit price is allocated as follows: $0.61 per share of Common Stock and $0.125 per Warrant. The Warrant has a three-year term and will be immediately exercisable. Each Warrant is exercisable at $0.61 per share. The Company intends to use the proceeds from the Unit Purchases for general corporate purposes.
Mint Capital Advisors Ltd., a Bahamian registered broker-dealer, acted as the financial advisor to the Company (the “Advisor”) for the Company in connection with the sale of the Units. In connection with the closing of the sales, the Advisor received was issued 81,632 Units for an aggregate cash-equivalent fee of approximately 10% of the gross proceeds raised from the sale of the Units Offering.
The representations, warranties, and covenants contained in each Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreements. In addition, such representations, warranties, and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreements and not as statements of fact and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transactions, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.
The foregoing descriptions of the Purchase Agreements and the Warrants are not complete and are qualified in their entirety by reference to the full text of the Purchase Agreements and the Warrants, a copy of each of which is filed herewith as Exhibits 10.105 and 10.106, respectively, to this Current Report on Form 8-K and each is incorporated by reference herein.
This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Section 3 – Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 above related to the Units and the Warrant is incorporated herein by reference into this Item 3.02. The Units were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, as the transaction did not involve any public offering. Accordingly, none of the Units, the shares of Common Stock and Warrants included in the Units, and the shares of Common Stock issuable upon the exercise of the Warrants was registered under the Securities Act.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.105	Form of Common Stock Purchase Warrant, dated February [*], 2024.
10.106	Form of Unit Purchase Agreement, dated February [*], 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JanOne Inc.

	By:	/s/ Tony Isaac
	Name:	Tony Isaac
	Title:	President and Chief Executive Officer

Dated: February 28, 2024